EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of China Education Alliance, Inc., on Form S-3, of our report dated March 30, 2009, appearing in the Annual Report on Form 10-K of China Education Alliance, Inc. for the year ended December 31, 2008. We also consent to the reference to our firm under the heading "Experts" in this registration statement.

/s/ Sherb & Co., LLP
Sherb & Co., LLP

New York, NY
August 7, 2009